UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2012

NGA HoldCo, LLC

(Exact name of registrant as specified in its charter)

Nevada	0-52734	20-8349236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 150

The Woodlands, TX 77380

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-559-7400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 4, 2012, the Board of Managers of NGA Holdco, LLC (the “Company”) determined to change the Company’s fiscal year end for financial reporting purposes (but not for tax purposes) from December 31 to the last day of February. The Company’s report on the two-month transition period from January 1, 2012 through February 29, 2012 was filed June 5, 2012 on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGA HOLDCO, LLC

Date: June 6, 2012	By:	/s/ Timothy T. Janszen

Timothy T. Janszen, Operating Manager